Exhibit 99.1

Benihana Inc. Reports Record First Fiscal Quarter Net Income

    MIAMI--(BUSINESS WIRE)--Aug. 22, 2005--Benihana Inc. (the "Company") (NASDAQ:BNHNA and BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today announced net income for the first fiscal quarter (16 weeks) ended July 17, 2005 of $4.5 million, or $0.44 per diluted share, compared with $1.9 million, or $0.20 per diluted share, in the corresponding year-ago period. Total revenues increased by 13%, to $74.1 million, compared with $65.4 million, a year ago.
    The increase in net earnings reflects strong company-wide comparable sales and lower commodity prices, particularly for beef and shrimp. Sales benefited from an average of 2.5% to 3% menu price increase instituted in the second fiscal quarter last year at the teppanyaki restaurants, which account for approximately 78.5% of total revenues. The teppanyaki restaurants experienced an 8.5% increase in comparable sales with a 4.7% increase in comparable restaurant guest count, while RA Sushi comparable sales increased by 25.0%, on a 22.2% increase in comparable restaurant traffic. Haru comparable sales rose 0.5% while comparable guest count for Haru restaurants decreased 3.2%. Total guest count at the teppanyaki restaurants increased by 6.4% to
2.4 million customers, Haru's total guest count increased by 15.7% to 183,000, and RA Sushi's total guest count increased by 41.0% to 350,000.
    Restaurant operating profits ("ROP") increased by 42.9%, to $13.4 million, with ROP margins advancing to 18.2%, compared with 14.4% in the corresponding year-ago first fiscal quarter, a 380 basis point improvement. Gross profit increased by 16.8%, to $55.7 million, representing a gross profit margin on restaurant food and beverage sales of 75.6%, compared to 73.4% in the corresponding year-ago first fiscal quarter. Restaurant operating expenses expressed as a percentage of restaurant sales declined to 57.4%, from 59.0% a year ago, as productivity (measured as a percentage of customers per labor hour) increased at both the teppanyaki and RA Sushi chains.
    "We are obviously pleased with the results for the first fiscal quarter," said Joel A. Schwartz, President and CEO. "The increases in guest counts in all of our restaurant concepts underscore the strength of our Company's brands and the popularity of our four restaurant concepts. We anticipate fiscal 2006 will be a strong, highly satisfactory year of growth."
    In the first fiscal quarter, the Company opened its newest Haru location in the Old Town area of Philadelphia, marking the chain's first restaurant outside of New York City. Under development, and expected to be opened this fiscal year, are new Benihana teppanyaki restaurants in Coral Gables and Miramar, Florida, the first to incorporate a new prototype design. New RA Sushi units in Palm Beach Gardens, Florida; Huntington Beach, California; Glenview, Illinois, a suburb of Chicago; Houston, Texas and Tustin, California, near Newport Beach, California are also under development.

    Fiscal 2006 Second Quarter Outlook

    Comparable sales in the fiscal 2006 second quarter, which are anticipated to increase 4% to 5% compared to the corresponding year-ago quarter, will be affected by the menu price increases made in the second quarter of fiscal 2005. Total sales are expected to increase by a similar percentage with eight to eleven store weeks lost to remodeling projects during the quarter. The Short Hills, New Jersey Benihana restaurant will begin a remodeling project during the second fiscal 2006 quarter incorporating most of the design elements of our new prototype and is expected to remain closed until late in the fiscal year. Per diluted share, net income is currently estimated to be $0.20 to $0.22 per share after considering the dilutive effect that the issuance of the convertible preferred stock and the impact that the recent increase in the stock price have had on common shares and equivalents outstanding.

    About Benihana

    Benihana, now in its 41st year and operator of the nation's largest chain of Japanese and sushi theme restaurants, currently operates 72 restaurants nationwide, including 56 Benihana teppanyaki restaurants, seven Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are seven restaurants - two Benihana teppanyaki restaurants and five RA Sushi restaurants. In addition, a total of 21 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.
    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, the outcome of litigation including the litigation commenced by Benihana of Tokyo, Inc. and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release, including the litigation commenced by Benihana of Tokyo, Inc.

    Conference Call Scheduled

    A conference call conducted by Benihana Inc. management will take place on Monday, August 22, 2005, at 11:00 A.M (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available two hours after the end of the live call, through midnight September 5, 2005. For replay, dial 877-519-4471 and use PIN number 6354072.


                    Benihana Inc. and Subsidiaries
                        Condensed Consolidated
                        Statements of Earnings
                              (Unaudited)

                 (in thousands except per share data)


                                   Four Periods
                                       Ended
                                 -----------------
                                 July 17, July 18,
                                   2005     2004   $Change  % Change
                                 -------- -------- -------- ---------

Revenues
Restaurant sales                 $73,617  $64,934   $8,683      13.4%
Franchise fees and royalties         448      457       (9)     (2.0)
                                 -------- -------- -------- ---------
Total revenues                    74,065   65,391    8,674      13.3
                                 -------- -------- -------- ---------

Costs and Expenses
Cost of food and beverage sales   17,956   17,279      677       3.9
Restaurant operating expenses     42,271   38,283    3,988      10.4
Restaurant opening costs             289      254       35      13.8
Marketing, general and
 administrative expenses           6,256    6,331      (75)     (1.2)
                                 -------- -------- -------- ---------
Total operating expenses          66,772   62,147    4,625       7.4
                                 -------- -------- -------- ---------

Earnings from operations           7,293    3,244    4,049     124.8
Interest expense, net                117      114        3       2.6
                                 -------- -------- -------- ---------

Earnings before income taxes and
 minority interest                 7,176    3,130    4,046     129.3
Income tax provision               2,500    1,006    1,494     148.5
                                 -------- -------- -------- ---------

Earnings before minority
 interest                          4,676    2,124    2,552     120.2
Minority interest                    178      212      (34)    (16.0)
                                 -------- -------- -------- ---------

Net income                         4,498    1,912    2,586     135.3
Less: accretion of issuance
 costs and preferred stock
 dividends                           177       26      151     580.8
                                 -------- -------- -------- ---------

Net income attributable to
 common stockholders              $4,321   $1,886   $2,435     129.1%
                                 ======== ======== ======== =========

Earnings Per Share
Basic earnings per share           $0.47    $0.21    $0.26     123.8%
                                 ======== ======== ======== =========
Diluted earnings per share         $0.44    $0.20    $0.24     120.0%
                                 ======== ======== ======== =========

Weighted Average Shares
 Outstanding
Basic                              9,224    9,133       91       1.0%
                                 ======== ======== ======== =========
Diluted                           10,319    9,775      544       5.6%
                                 ======== ======== ======== =========


                    Benihana Inc. and Subsidiaries
                           Sales by Concept
                              (Unaudited)

                            (in thousands)


                                   Four Periods
                                       Ended
                                 -----------------
                                 July 17, July 18,
                                   2005     2004   $Change  % Change
                                 -------- -------- -------- ---------

Total restaurant sales by
 concept:
   Benihana                      $57,789  $52,481   $5,308      10.1%
   Haru                            8,234    7,100    1,134      16.0
   RA Sushi                        7,037    4,901    2,136      43.6
   Sushi Doraku                      557      452      105      23.2
                                 -------- -------- -------- ---------
Total restaurant sales           $73,617  $64,934   $8,683      13.4%
                                 ======== ======== ======== =========


Comparable restaurant sales by
 concept:
   Benihana                      $55,444  $51,089   $4,355       8.5%
   Haru                            7,132    7,100       32       0.5
   RA Sushi                        6,126    4,901    1,225      25.0
   Sushi Doraku                      557      452      105      23.2
                                 -------- -------- -------- ---------
Total comparable restaurant
 sales                           $69,259  $63,542   $5,717       9.0%
                                 ======== ======== ======== =========


                    Benihana Inc. and Subsidiaries
                      Restaurant Operating Profit
                              (Unaudited)

                            (in thousands)

                                   Four Periods
                                       Ended
                                 -----------------
                                 July 17, July 18,
                                   2005     2004   $Change  % Change
                                 -------- -------- -------- ---------

Restaurant sales                 $73,617  $64,934   $8,683      13.4%
Cost of food & beverage sales     17,956   17,279      677       3.9
                                 -------- -------- -------- ---------
Gross profit                      55,661   47,655    8,006      16.8
                                 -------- -------- -------- ---------

Restaurant operating expenses:
Labor and related costs           25,294   23,150    2,144       9.3
Restaurant supplies                1,448    1,249      199      15.9
Credit card discounts              1,336    1,153      183      15.9
Utilities                          1,772    1,558      214      13.7
Occupancy costs                    4,384    3,850      534      13.9
Depreciation and amortization      3,148    2,782      366      13.2
Other restaurant operating
 expenses                          4,889    4,541      348       7.7
                                 -------- -------- -------- ---------
Total restaurant operating
 expenses                         42,271   38,283    3,988      10.4
                                 -------- -------- -------- ---------

Restaurant operating profit      $13,390   $9,372   $4,018      42.9%
                                 ======== ======== ======== =========


                    Benihana Inc. and Subsidiaries
                     Restaurant Operating Margins
                              (Unaudited)


                                            Four Periods Ended
                                      -------------------------------
                                       July 17, 2005   July 18, 2004
                                      --------------- ---------------

Restaurant sales                              100.00%         100.00%
Cost of food and beverage sales                24.39           26.61
                                      --------------- ---------------
Gross profit margin                            75.61           73.39
                                      --------------- ---------------

Restaurant operating expenses:
Labor and related costs                        34.36           35.65
Restaurant supplies                             1.97            1.92
Credit card discounts                           1.81            1.78
Utilities                                       2.41            2.40
Occupancy costs                                 5.96            5.93
Depreciation and amortization                   4.28            4.28
Other restaurant operating expenses             6.63            7.00
                                      --------------- ---------------
Total restaurant operating expenses            57.42           58.96
                                      --------------- ---------------

Restaurant operating profit margin             18.19%          14.43%
                                      =============== ===============


                    Benihana Inc. and Subsidiaries
                          Balance Sheet Data
                              (Unaudited)

                            (in thousands)

                                        July 17, 2005  March 27, 2005
                                        -------------- --------------

Assets
Cash and cash equivalents                      $6,095         $3,278
Other current assets                            9,795          9,625
                                        -------------- --------------
Total current assets                           15,890         12,903

Property and equipment, net                   109,926        108,132
Goodwill                                       28,131         28,131
Other assets                                    5,130          5,088
                                        -------------- --------------

                                             $159,077       $154,254
                                        ============== ==============

Liabilities and Stockholders' Equity
Current maturity of bank debt                  $3,333         $3,333
Current maturity of capital leases                  2             26
Other current liabilities                      23,716         23,082
                                        -------------- --------------
Total current liabilities                      27,051         26,441

Long-term debt--bank                            5,000          6,667
Other liabilities                               7,086          6,635
                                        -------------- --------------
Total liabilities                              39,137         39,743

Minority interest                               2,177          1,999
Convertible preferred stock                     9,328          9,305
Total stockholders' equity                    108,435        103,207
                                        -------------- --------------

                                             $159,077       $154,254
                                        ============== ==============


    CONTACT: Benihana Inc.
             Joel A. Schwartz or Michael R. Burris, 305-593-0770 or
             Corporate Relations:
             Anreder & Company
             Steven Anreder, 212-532-3232